ASPEN EXPLORATION CORPORATION
2050 S. Oneida St., Ste. 208
Denver, CO 80224-2426
Telephone: (303) 639-9860
Fax: (303) 639-9863
Email: aecorp2@qwestoffice.net
Web Site: www.aspenexploration.com

NEWS RELEASE

ASPEN EXPLORATION CORPORATION ANNOUNCES DIVIDEND

FOR IMMEDIATE RELEASE:

DENVER, COLORADO, November 3, 2009. Aspen Exploration Corporation (OTCBB: ASPN.OB) announced today that the Aspen board of directors has determined the amount of the distribution to be paid to stockholders from the proceeds of the sale of its California oil and gas assets to Venoco, Inc. A cash dividend of $0.73 per share will be payable to stockholders of record on November 16, 2009, with the dividend being paid on or about December 2, 2009. This announcement follows the final settlement of the sale of Aspen’s California oil and gas assets to Venoco, Inc. Aspen previously announced its intention to distribute to its stockholders substantially all of the net, after-tax proceeds from the completion of the sale of its assets to Venoco, but needed to complete certain calculations before it was able to determine the dollar amount of the assets to be distributed.

For more information, contact R. V. Bailey, CEO, in Aspen’s Denver office at 303-639-9860.

* * * END * * * DISCLAIMER

This news release contains information that is “forward-looking” in that it describes events and conditions, which Aspen Exploration Corporation (“Aspen”) reasonably expects to occur in the future. Expectations for the future performance of the business of Aspen are dependent upon a number of factors, and there can be no assurance that Aspen will achieve the results as contemplated herein and there can be no assurance that Aspen will be able to conduct its operations as contemplated herein. Certain statements contained in this release using the terms “may,” “expects to,” and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Aspen’s ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Aspen’s operations are subject to a number of risks, many of which are described in Aspen’s annual report on Form 10-K, and it is important that each person reviewing this release understand the significant risks attendant to the operations of Aspen. Aspen disclaims any obligation to update any forward-looking statement made herein.